CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Companys previously filed Registration Statement on Form S-8
(File No. 33-15694) .

     /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
July 30, 1998